Exhibit 99.1
News Release

Media Contact:
Jennifer Jawor
Director, Corporate Marketing
312.565.6825 | jennifer.jawor@merge.com

MERGE REPORTS THIRD QUARTER FINANCIAL RESULTS
Merge generates record cash from business operations in quarter

Chicago, IL (October 30, 2013) Merge Healthcare Incorporated (NASDAQ: MRGE), a leading provider of clinical systems and innovations that seek to transform healthcare, today announced its financial and business results for the third quarter of 2013.

"Even though overall third quarter sales were down compared to the prior year, we made tangible progress. We realized a record-breaking quarter in cash collections, voluntarily repaid a portion of our debt, streamlined our business operations, grew our subscription-based backlog and implemented a company-wide strategy for ICD-10 across all applicable solutions. Add the launch of the new iConnect® Network for MU Stage 2, our recent award for 'Best in Interoperability' by Frost & Sullivan and our leadership standings in MU for radiology and vendor neutral archiving (VNA) and we're very well positioned for 2014." said Justin Dearborn, CEO of Merge Healthcare. "Further, while the debt refinancing last quarter resulted in $24 million of one-time expenses and $20 million of cash expenditures, we are seeing the positive impacts this quarter with lower interest, which will continue to decrease as we make voluntary repayments."

Financial Highlights:

—	Sales decreased to $57.2 million ($57.7 million on a pro forma basis) in the third quarter of 2013, from $60.4 million ($61.0 million on a pro forma basis) in the third quarter of 2012;
—	Subscription backlog grew 73% since the third quarter of 2012, with growth in both Merge Healthcare and DNA segments;
—	Adjusted EBITDA for the third quarter of 2013 was $7.2 million, representing 13% of pro forma revenue for the quarter, compared to $12.5 million and 21% in the third quarter of 2012 with the change primarily a result of an unusually high mix of hardware sales (with lower margins) and $2.3 of non-cash charges in the third quarter of 2013;
—	Strong cash collections in the quarter drove an increase in cash generated from business operations to $15.3 million in the third quarter of 2013 from $9.2 million in the third quarter of 2012; and
—	Utilized excess cash to voluntarily repay $6 million of debt principal that resulted in a leverage ratio of 5.1 : 1, well within the 5.5 : 1 loan agreement limit.

Business Highlights:
—	Increased Merge Hemo™ record station sales by 40% year-to-date in 2013 compared to 2012;
—	Targeted a new white-space market opportunity for advanced interoperability with the iConnect Network executing 15 early adopter agreements, including two beta site customers, Radiology Ltd. (Tucson, AZ) and Long Island Radiology Associates;
—	Saw eClinical backlog increase $29.5 million (127%) to $52.8 million in the third quarter of 2013, from $23.3 million in the third quarter of 2012;
—	Accepted the 2013 North America Frost & Sullivan Award for Product Leadership in Interoperability Solutions for the iConnect Enterprise Clinical Platform;
—	Received recognition from IHS for the second year in a row that Merge, through its iConnect Enterprise Archive, is the leading provider for vendor-neutral archive (VNA) solutions in both the world and in the Americas; and
—	Was acknowledged, according to data compiled by the U.S. Department of Health and Human Services (HHS), as being the provider of the most widely used Certified Electronic Health Record Technology (CEHRT) by radiologists.
Quarter Results:

Results compared to the same quarter in the prior year on a GAAP basis are as follows (in millions, except per share data):

	Q3 2013	Q3 2012
Net sales	$57.2	$60.4
Operating income (loss)	(0.5)	6.0
Net loss	(4.1)	(3.8)
Net loss per diluted share	$(0.04)	$(0.04)

Cash balance at period end	$20.3	$42.2
Cash from business operations*	15.3	9.2

*See table at the back of this earnings release.

Pro forma results and other, non-GAAP measures compared to the same quarter in the prior year are as follows (in millions, except percentages and per share data):

	Q3 2013	Q3 2012
Pro forma results
Net sales	$57.7	$61.0
Adjusted net income	1.7	0.9
Adjusted EBITDA	7.2	12.5

Adjusted net income per diluted share	$0.02	$0.01
Adjusted EBITDA per diluted share	$0.07	$0.13

Non-GAAP and other measures
Subscription, maintenance & EDI revenue as % of net sales	64.1%	61.0%
Subscription and non-recurring backlog at period end	$91.9	$71.4
Days sales outstanding	104	106

A reconciliation of GAAP net income (loss) to adjusted net income and adjusted EBITDA is included after the financial information below.

Pro Forma Operating Group Results:

Results (in millions) for our operating groups are as follows:

	Three Months Ended September 30, 2013
	Healthcare	DNA	Corporate/ Other	Total
Net sales:
Software and other	$11.5	$8.1		$19.6
Service	6.5	4.1		10.6
Maintenance	26.9	0.6		27.5
Total net sales	44.9	12.8		57.7
Gross Margin	25.4	5.6		31.0
Gross Margin %	56.6%	43.8%		53.7%
Expenses	23.5	2.7		26.2
Segment income (loss)	$1.9	$2.9		$4.8
Operating Margin %	4%	23%		8%
Net corporate/other expenses (1)			9.0	9.0
Loss before income taxes				(4.2)
Adj. EBITDA reconciling adjustments	5.1	1.2	5.1	11.4
Adjusted EBITDA	$7.0	$4.1	$(3.9)	$7.2
Adjusted EBITDA %	15.6%	32.0%		12.5%

(1)	Net corporate/other expenses include public company costs, corporate administration costs, acquisition-related expenses and net interest expense.

	Net Sales in the Three Months Ended September 30, 2013					Backlog as of September 30, 2013
	Healthcare		DNA			Healthcare		DNA
Revenue Source	$	%	$	%	Total	$	%	$	%	Total
Maintenance & EDI (1)	$26.9	59.9%	$0.6	4.7%	47.6%
Subscription	1.5	3.3%	8.0	62.5%	16.5%	$13.2	37.2%	$56.4	100.0%	75.7%
Non-recurring	16.5	36.8%	4.2	32.8%	35.9%	22.3	62.8%	-	0.0%	24.3%
Total	$44.9	100.0%	$12.8	100.0%	100.0%	$35.5	100.0%	$56.4	100.0%	100.0%
	77.8%		22.2%			38.6%		61.4%

(1)	Due to the variability in timing and length of maintenance renewals, we do not believe backlog for this revenue component is a meaningful disclosure.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles or GAAP. This press release includes certain non-GAAP financial measures to supplement its GAAP information. Non-GAAP measures are not an alternative to GAAP and may be different from non-GAAP measures used by other companies. A quantitative reconciliation of GAAP net income available to common shareholders to adjusted net income and adjusted EBITDA is included after the financial information included in this press release.

Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to it and investors regarding financial and business trends related to results of operations, because certain charges, costs and expenses reflect events that are not essential to recurring business operations. In addition, management believes these non-GAAP measures provide investors useful information regarding the underlying performance of the post-acquisition business operations when compared to the pre-acquisition results of Merge and any significant acquired company.  Purchase accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that are provided and discussed herein. Further, management believes that these non-GAAP measures improve its and investors' ability to compare Merge's financial performance with other companies in the technology industry. Management also uses financial statements that exclude these charges, costs and expenses for its internal budgets.  While GAAP results are more complete, these supplemental metrics are offered since, with reconciliations to GAAP, they may provide greater insight into our financial results. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Additional information regarding the non-GAAP financial measures presented is as follows:

-	Pro forma revenue consists of GAAP revenue as reported, adjusted to add back the acquisition related sales adjustments (for all significant acquisitions) recorded for GAAP purposes.
-	Subscription revenue and the related backlog are comprised of software, hardware and professional services (including installation, training, etc.) contracted with and payable by the customer over a number of years. Generally, these contracts will include a minimum volume / dollar commitment. As such, the revenue from these transactions is recognized ratably over an extended period of time. These types of arrangements will include monthly payments (including leases), long-term clinical trials, renewable annual software agreements (with very high renew rate), to specify a few contract methods.
-	Non-recurring revenue and related backlog represents revenue that we anticipate recognizing in future periods from signed customer contracts as of the end of the period presented. Non-recurring revenue is comprised of perpetual software license sales and includes licenses, hardware and professional services (including installation, training and consultative engineering services).
-	Adjusted net income consists of GAAP net income available to common stockholders, adjusted to exclude (a) acquisition-related costs, (b) debt extinguishment costs, (c) restructuring and other costs, (d) share-based compensation expense, (e) acquisition-related amortization (f) acquisition-related sales adjustments, and (g) acquisition-related cost of sales adjustments.
-	Adjusted EBITDA adjusts GAAP net income available to common stockholders for the items considered in adjusted net income as well as (a) remaining depreciation and amortization, (b) net interest expense and (c) income tax expense (benefit).
-	Cash from business operations reconciles the cash generated from such operations to the change in GAAP cash balance for the period by reflecting payments of liabilities associated with debt issuance and retirement activities, acquisitions, payments of acquisition related fees, interest payments and other payments and receipts of cash not generated by the business operations.

Management has excluded certain items from non-GAAP adjusted net income because it believes (i) the amount of certain expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) the adjustment facilitates comparisons of pre-acquisition results to post-acquisition results.  In addition, the following adjustments are described in more detail below:

-	Debt extinguishment expense is comprised of both non-cash expenses, such as the remaining unamortized balance of costs associated with the issuance of the old debt and unamortized balance of the discount when the old debt was issued, as well as contractually owed cash charges to the holders of the old debt to allow us to retire it early. Management excludes this expense from non-GAAP net income because it believes such expense does not directly correlate to the underlying performance of operations, rather is an expense that is specific to a transaction that we would expect to occur infrequently.
-	Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with significant acquisitions. Management excludes acquisition-related amortization expense from non-GAAP net income because it believes such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets.
-	Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees and is excluded from non-GAAP net income because management believes such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants to new employees resulting from acquisitions.
-	Acquisition-related sales and costs of sales adjustments reflect the fair value adjustment to deferred revenues acquired in connection with significant acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services-related software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the date the acquisition of a significant company was completed. Management adds back this deferred revenue adjustment, net of related costs, for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of operations and facilitates comparisons of pre-acquisition to post-acquisition results.

Notice of Conference Call
Merge will host a conference call at 8:30 AM ET on Wednesday, October 30, 2013. The call will address third quarter results and will provide a business update on the company's market outlook and strategies for the remainder of 2013.

Participants may preregister for this teleconference at http://emsp.intellor.com?p=413570&do=register&t=8. Upon registration, a confirmation page will display dial-in numbers and a unique PIN, and the participant will also receive an email confirmation with this information.

A replay via the Internet or phone will be available after the call at http://www.merge.com/Company/Investors/Conference-Call-Info.aspx.

About Merge
Merge is a leading provider of clinical systems and innovations that seek to transform healthcare.  Merge's enterprise and cloud-based solutions for image intensive specialties provide access to any image, anywhere, any time. Merge also provides clinical trials software and other health data and analytics solutions that engage consumers in their personal health. With solutions that are used by providers and consumers and include more than 25 years of innovation, Merge is helping to reduce costs and improve the quality of healthcare worldwide. For more information, visit merge.com.

Cautionary Notice Regarding Forward-Looking Statements
The matters discussed in this press release may include forward-looking statements, which could involve a number of risks and uncertainties. When used in this press release, the words "will," "believes," "intends," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, such forward-looking statements. The potential risks and uncertainties include those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2012 and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 which are on file with the SEC and are available on our investor relations website at merge.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. Except as expressly required by the federal securities laws, Merge undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2013	2012
	(Unaudited)
Current assets:
Cash (including restricted cash)	$20,281	$35,875
Accounts receivable, net	65,054	72,065
Inventory	5,556	5,979
Prepaid expenses	5,340	4,972
Deferred income taxes	3,898	3,135
Other current assets	19,017	21,621
Total current assets	119,146	143,647

Property and equipment, net	5,298	4,964
Purchased and developed software, net	15,486	19,007
Other intangible assets, net	28,393	35,628
Goodwill	214,269	214,312
Deferred tax assets	3,568	7,041
Other assets	7,657	12,254
Total assets	$393,817	$436,853

Current liabilities:
Accounts payable	$25,089	$24,438
Current maturities of long-term debt	2,550	-
Interest payable	-	4,944
Accrued wages	5,657	5,881
Restructuring accrual	2,014	222
Other current liabilities	8,570	12,606
Deferred revenue	55,471	52,355
Total current liabilities	99,351	100,446

Long-term debt, less current maturities, net of unamortized discount	243,374	250,046
Deferred income taxes	3,321	3,046
Deferred revenue	627	894
Income taxes payable	1,149	1,040
Other liabilities	1,667	3,920
Total liabilities	349,489	359,392
Total Merge shareholders' equity	43,906	77,011
Noncontrolling interest	422	450
Total shareholders' equity	44,328	77,461
Total liabilities and shareholders' equity	$393,817	$436,853

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net sales
Software and other	$19,357	$21,232	$60,807	$69,251
Professional services	10,447	11,277	34,122	30,573
Maintenance and EDI	27,441	27,885	83,143	84,434
Total net sales	57,245	60,394	178,072	184,258
Cost of sales
Software and other	11,702	9,006	33,107	29,003
Professional services	6,248	6,524	19,175	18,522
Maintenance and EDI	6,875	7,277	22,328	23,840
Depreciation and amortization	1,804	2,049	5,425	5,829
Total cost of sales	26,629	24,856	80,035	77,194
Gross margin	30,616	35,538	98,037	107,064
Operating costs and expenses:
Sales and marketing	8,526	10,808	28,982	32,473
Product research and development	8,017	8,266	24,988	24,251
General and administrative	9,654	7,783	25,567	23,822
Acquisition-related expenses	173	(762)	600	2,444
Restructuring and other expenses	2,054	830	3,856	830
Depreciation and amortization	2,652	2,651	7,899	8,183
Total operating costs and expenses	31,076	29,576	91,892	92,003
Operating income (loss)	(460)	5,962	6,145	15,061
Other expense, net	(4,119)	(8,104)	(41,614)	(23,219)
Loss before income taxes	(4,579)	(2,142)	(35,469)	(8,158)
Income tax expense (benefit)	(478)	1,684	3,249	3,410
Net loss	(4,101)	(3,826)	(38,718)	(11,568)
Less: noncontrolling interest's share	4	(12)	(28)	(30)
Net loss available to common shareholders	$(4,105)	$(3,814)	$(38,690)	$(11,538)

Net loss per share - basic	$(0.04)	$(0.04)	$(0.41)	$(0.13)
Weighted average number of common shares outstanding - basic	93,707,856	92,177,703	93,502,456	91,800,824

Net loss per share - diluted	$(0.04)	$(0.04)	$(0.41)	$(0.13)
Weighted average number of common shares outstanding - diluted	93,707,856	92,177,703	93,502,456	91,800,824

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2013	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(38,718)	$(11,568)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,324	14,012
Share-based compensation	4,192	4,245
Change in contingent consideration for acquisitions	-	1,250
Amortization of debt issuance costs & discount	1,243	2,010
Loss on extinguishment of debt	23,822	-
Provision for doubtful accounts receivable and allowances, net of recoveries	(2,068)	1,287
Deferred income taxes	2,985	2,700
Realized and unrealized loss (gain) on equity security	645	(982)
Loss on acquisition settlement	1,345	-
Stock issued for lawsuit settlement	885	-
Change in assets and liabilities, net of effects of dispositions:
Accounts receivable	9,078	(193)
Inventory	423	263
Prepaid expenses	(1,263)	(4,507)
Accounts payable	774	(2,703)
Accrued wages	(223)	(1,031)
Restructuring accrual	1,792	(650)
Deferred revenue	2,849	(4,402)
Accrued interest and other liabilities	(10,022)	9,694
Other	(3,742)	(4,280)
Net change in assets and liabilities (net of effects of acquisitions)	(334)	(7,809)
Net cash provided by operating activities	7,321	5,145
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	-	(876)
Purchases of property, equipment and leasehold improvements	(1,658)	(1,976)
Proceeds from sale of equity investment	1,785	-
Change in restricted cash	60	(38)
Net cash provided by (used in) investing activities	187	(2,890)
Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	1,056	924
Proceeds from debt issuance	252,450	-
Retirement of debt	(252,000)	-
Penalty for early extinguishment of debt	(16,863)	-
Principal payments on long-term debt	(6,646)	(35)
Principal payments on capital leases	(878)	(267)
Net cash provided by (used in) financing activities	(22,881)	622
Effect of exchange rate changes on cash	(161)	24
Net increase (decrease) in cash and cash equivalents	(15,534)	2,901
Cash and cash equivalents, beginning of period (net of restricted cash) (1)	35,062	38,566
Cash and cash equivalents, end of period (net of restricted cash) (2)	$19,528	$41,467

(1)	Restricted cash of $813 and $707 as of December 31, 2012 and 2011, respectively.
(2)	Restricted cash of $753 and $745 as of September 30, 2013 and 2012, respectively.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS TO ADJUSTED EBITDA
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net loss available to common shareholders of Merge	$(4,105)	$(3,814)	$(38,690)	$(11,538)
Acquisition-related costs	173	(762)	600	2,444
Debt extinguishment costs	-	-	23,822	-
Restructuring and other	2,054	830	3,856	830
Share-based compensation expense	697	1,429	3,998	4,245
Amortization of significant acquisition intangibles	2,506	2,727	7,519	8,179
Acquisition-related sales adjustments	412	563	1,155	1,620
Acquisition-related cost of sales adjustments	(38)	(123)	(154)	(326)
Adjusted net income	$1,699	$850	$2,106	$5,454
Depreciation and amortization	1,950	1,973	5,805	5,833
Net interest expense	4,001	8,143	16,957	24,023
Income tax expense	(478)	1,684	3,249	3,410
Adjusted EBITDA	$7,172	$12,650	$28,117	$38,720

Adjusted net income per share - diluted	$0.02	$0.01	$0.02	$0.06
Adjusted EBITDA per share - diluted	$0.07	$0.13	$0.29	$0.41

Fully diluted shares (if net income)	95,730,488	94,178,002	95,345,059	94,419,712

	Pro Forma Three Months Ended September 30,		Pro Forma Nine Months Ended September 30,
	2013	2012	2013	2012
Net loss available to common shareholders of Merge	$(3,731)	$(3,374)	$(37,689)	$(10,244)
Acquisition-related costs	173	(762)	600	2,444
Debt extinguishment costs	-	-	23,822	-
Restructuring and other	2,054	830	3,856	830
Share-based compensation expense	697	1,429	3,998	4,245
Amortization of significant acquisition intangibles	2,506	2,727	7,519	8,179
Adjusted net income	$1,699	$850	$2,106	$5,454
Depreciation and amortization	1,950	1,973	5,805	5,833
Net interest expense	4,001	8,143	16,957	24,023
Income tax expense	(478)	1,684	3,249	3,410
Adjusted EBITDA	$7,172	$12,650	$28,117	$38,720

Adjusted net income per share - diluted	$0.02	$0.01	$0.02	$0.06
Adjusted EBITDA per share - diluted	$0.07	$0.13	$0.29	$0.41

Fully diluted shares (if net income)	95,730,488	94,178,002	95,345,059	94,419,712

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CASH FROM BUSINESS OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(amounts in millions)
Cash received from (paid for):
Issuance of debt, net of OID of $2.5	$-	$-	$252.5	$-
Debt principal reduction	(6.6)	-	(6.6)	-
Debt issuance costs	(0.9)	-	(4.8)	-
Retirement of debt, including prepayment penalty of $16.8	-	-	(268.9)	-
Interest paid	(4.0)	-	(21.0)	(14.8)
Acquisitions	-	-	-	(0.9)
Restructuring initiatives	(1.0)	(0.7)	(2.0)	(1.2)
Acquisition related costs	(0.6)	(0.3)	(0.8)	(0.8)
Sale of investment	1.8	-	1.8	-
Proceeds from stock option exercises	0.3	-	0.9	0.7
Property and equipment purchases	(0.8)	0.3	(1.7)	(2.0)
Business operations	15.3	9.2	35.0	21.9
Increase (decrease) in cash	$3.5	$8.5	$(15.6)	$2.9